Consent of Independent Accountants

We hereby consent to the references to us in this registration Statement on Form N-1A under the headings "Investment Advisory and Other Services," and "Financial Statements" of Standish, Ayer & Wood Master Portfolio: Standish International Equity Portfolio, Standish International Small Cap Portfolio, and Standish Small Cap Value Portfolio.


PricewaterhouseCoopers LLP

Boston, Massachusetts
January 24, 2003

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                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 11, 2002, relating to the financial statements and financial highlights which appear in the September 30, 2002 Annual Report to Shareholders of Standish, Ayer & Wood Master Portfolio:
Standish Small Cap Growth Portfolio and Standish Select Value Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants" and "Experts and Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
January 24, 2003